Exhibit 10.5


================================================================================


                          SECURITIES EXCHANGE AGREEMENT



                           dated as of April 21, 2004


                                 by and between

                         KNIGHTSBRIDGE FINE WINES, INC.


                                       and


                            GRYPHON MASTER FUND, L.P.






                  7.5% SENIOR SECURED CONVERTIBLE NOTE DUE 2006


                                       and


                         COMMON STOCK PURCHASE WARRANTS


================================================================================

                         KNIGHTSBRIDGE FINE WINES, INC.

                          SECURITIES EXCHANGE AGREEMENT

                  7.5% SENIOR SECURED CONVERTIBLE NOTE DUE 2006

                                       and

                         COMMON STOCK PURCHASE WARRANTS


                                TABLE OF CONTENTS

                                                                                                      Page
   1.          Definitions...............................................................................2
   2.          Exchange of Securities....................................................................6
         2.1      Exchange...............................................................................6
         2.2       Cash Consideration Payment............................................................6
         2.3      Closing................................................................................7
   3.          Representations and Warranties of the Company.............................................8
         3.1      Organization, Good Standing and Qualification..........................................8
         3.2      Authorization..........................................................................8
         3.3      Capitalization.........................................................................8
         3.4      Valid Issuance.........................................................................9
         3.5      Consents...............................................................................9
         3.6      Delivery of SEC Filings; Business; Non-Public Information..............................9
         3.7      Use of Cash Consideration Proceeds....................................................10
         3.8      No Material Adverse Change............................................................10
         3.9      Registration Statements...............................................................11
         3.10     Form S-3 Eligibility..................................................................11
         3.11     No Conflict, Breach, Violation or Default.............................................11
         3.12     Tax Matters...........................................................................12
         3.13     Title to Properties...................................................................12
         3.14     Certificates, Licenses, Authorizations and Permits....................................12
         3.15     No Labor Disputes.....................................................................12
         3.16     Intellectual Property.................................................................13
         3.17     Environmental Matters.................................................................13
         3.18     Litigation............................................................................14
         3.19     Financial Statements..................................................................14
         3.20     Insurance Coverage....................................................................14
         3.21     Sarbanes-Oxley........................................................................14
         3.22     Acknowledgement of Potential Dilution.................................................14
         3.23     Brokers and Finders...................................................................15

         3.24     No Directed Selling Efforts or General Solicitation...................................15
         3.25     No Integrated Offering................................................................15
         3.26     Disclosures...........................................................................15
         3.27     Absence of Rights Agreement...........................................................15
   4.          Representations and Warranties of Gryphon................................................16
         4.1      Organization and Existence............................................................16
         4.2      Acquired Entirely for Own Account.....................................................16
         4.3      Investment Experience.................................................................16
         4.4      Disclosure of Information.............................................................16
         4.5      Restricted Securities.................................................................16
         4.6      Accredited Investor...................................................................16
         4.7      No General Solicitation...............................................................16
         4.8      Residency of Gryphon..................................................................17
         4.9      Brokers and Finders...................................................................17
         4.10     Authorization.........................................................................17
         4.11     Risk Factors..........................................................................17
         4.12     Reliance..............................................................................17
         4.13     No Representations....................................................................17
         4.14     Survival..............................................................................17
   5.          Registration Rights Agreement............................................................17
         5.1      Registration Rights Agreement.........................................................17
   6.          Certain Covenants of the Company and Gryphon.............................................18
         6.1      19.99% Cap; Rule 144..................................................................18
         6.2      Limitation on Certain Transactions....................................................18
         6.3      Right of Gryphon to Participate in Future Transactions................................19
         6.4      Reports and Information...............................................................20
         6.5      Press Releases........................................................................22
         6.6      No Conflicting Agreements.............................................................22
         6.7      Insurance.............................................................................22
         6.8      Compliance with Laws..................................................................22
         6.9      Listing of Underlying Shares and Related Matters......................................22
         6.10     Corporate Existence...................................................................23
         6.11     Form 8-K..............................................................................24
         6.12     Legends...............................................................................24
   7.          Conditions to the Company's Obligations to Exchange......................................25
   8.          Conditions to Gryphon's Obligations to Exchange..........................................25
   9.          Miscellaneous............................................................................27
         9.1      Successors and Assigns................................................................27
         9.2      Counterparts..........................................................................27
         9.3      Titles and Subtitles..................................................................27
         9.4      Notices...............................................................................27
         9.5      Expenses..............................................................................28
         9.6      Amendments and Waivers................................................................28
         9.7      Severability..........................................................................28
         9.8      Entire Agreement......................................................................29
         9.9      Survival..............................................................................29

         9.10     Further Assurances....................................................................29
         9.11     Applicable Law........................................................................29
         9.12     Remedies..............................................................................29
         9.13     Jurisdiction..........................................................................29


                                    EXHIBITS

Exhibit A      -  Form of Note
Exhibit B-1    -  Form of Primary Warrant
Exhibit B-2    -  Form of Green Shoe Warrant
Exhibit C      -  Form of Registration Rights Agreement
Exhibit D      -  Form of Security Agreement
Exhibit E      -  Form of Subsidiary Security Agreement

                          SECURITIES EXCHANGE AGREEMENT


                  THIS SECURITIES EXCHANGE AGREEMENT dated as of April 21, 2004 (this "Agreement"), by and between KNIGHTSBRIDGE FINE WINES, INC., a Nevada corporation (the "Company"), and GRYPHON MASTER FUND, L.P., a Bermuda limited partnership ("Gryphon").

                              W I T N E S S E T H:

                  WHEREAS, the Company and Gryphon have heretofore entered into
(i) that certain Purchase Agreement dated October 16, 2003 (the "First Purchase Agreement"), pursuant to which Gryphon purchased from the Company, and the Company sold to Gryphon, the Company's 7.5% Convertible Note due 2006 in the principal amount of $1,500,000.00 (the "First Note") and Warrants to purchase an aggregate of 416,667 shares of Common Stock (the "First Warrants"), and (ii) that certain Purchase Agreement dated December 22, 2003 (the "Second Purchase Agreement"), pursuant to which Gryphon purchased from the Company, and the Company sold to Gryphon, the Company's 7.5% Secured Convertible Note due 2006 in the principal amount of $2,000,000.00 (the "Second Note") and Warrants to purchase an aggregate of 1,111,111 shares of Common Stock (the "Second Warrants"); and

                  WHEREAS, Gryphon wishes to exchange the Prior Securities (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein) and cash, and the Company wishes to engage in such exchange with Gryphon, upon the terms and subject to the conditions of this Agreement, for a Note in the principal amount of $5,500,000.00 and New Warrants to purchase shares of Common Stock; and

                  WHEREAS, at or before the Closing, the parties hereto are executing and delivering, one to the other, the Registration Rights Agreement, pursuant to which, among other things, the Company will agree to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws for the resale of the shares of Common Stock issuable upon conversion of the Note and issuable upon exercise of the New Warrants.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1.       Definitions.

                  1.1 As used in this Agreement, the terms "Agreement", "Company" and "Gryphon" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

                  1.2 All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

                  1.3 The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Aggregation Parties" shall have the meaning provided in
Section 6.3(b).

                  "AMEX" means the American Stock Exchange, Inc.

                  "Approved Markets" shall have the meaning provided in Section 6.9.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in the City of Dallas are authorized or required by law or executive order to remain closed.

                  "Cash Consideration" means the amount shown on the signature pages to this Agreement as Gryphon's Cash Consideration.

                  "Change in Control Transaction" shall have the meaning to be provided or provided in the Note.

                  "Closing" means the closing of the exchange of the Prior Securities and the Cash Consideration for the Note and the New Warrants on the Closing Date.

                  "Closing Date" means 10 a.m., Dallas, Texas time, on April __, 2004, or such other time or date as mutually agreed by the parties hereto.

                  "Closing Location" means 100 Crescent Court, Suite 400, Dallas, Texas 75201.

                  "Common Stock" means the Common Stock, $.001 per share, of the Company.

                  "Common Stock Equivalent" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

                  "Encumbrances" means all mortgages, deeds of trust, claims, security interests, liens, pledges, leases, subleases, charges, escrows, options, proxies, rights of occupancy, rights of first refusal, preemptive rights, covenants, conditional limitations, hypothecations, prior assignments, easements, title retention agreements, indentures, security agreements or any other encumbrances of any kind.

                  "Environmental Law" shall have the meaning provided in Section 3.17.

                  "Event of Default" shall have the meaning to be provided or provided in the Note.

                  "Excluded Shares" shall have the meaning provided in Section 6.3(b).

                  "Generally Accepted Accounting Principles" means, for any Person, the United States generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

                  "Green Shoe Warrant" means the Company's Common Stock Purchase Warrant in the form attached hereto as Exhibit B-2.

                  "Gryphon Share Notice" shall have the meaning provided in
Section 6.12.

                  "Intellectual Property" means all franchises, patents, trademarks, service marks, tradenames (whether registered or unregistered), copyrights, corporate names, licenses, trade secrets, proprietary software or hardware, proprietary technology, technical information, discoveries, designs and other proprietary rights, whether or not patentable, and confidential information (including, without limitation, know-how, processes and technology) used in the conduct of the business of the Company or any Subsidiary, or in which the Company or any Subsidiary has an interest.

                  "KKLLC" means Kirkland Knightsbridge LLC, a [California] limited liability company and Subsidiary of the Company.

                  "Material Adverse Effect" means a material adverse effect on the (i) business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents; or (iii) rights and remedies of Gryphon under the terms of the Transaction Documents.

                  "Nasdaq" means the Nasdaq National Market.

                  "Nasdaq Small Cap" means the Nasdaq Small Cap Market.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "New Warrants" means, collectively, the Primary Warrant and the Green Shoe Warrant.

                  "Note" means the Company's 7.5% Senior Secured Convertible Note due 2006 in the principal amount of $5,500,000.00 in the form attached as Exhibit A.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "OTCBB" means the OTC Bulletin Board.

                  "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                  "Primary Warrant" means the Company's Common Stock Purchase Warrant in the form attached hereto as Exhibit B-1.

                  "Prior Securities" means, collectively, the First Note, the Second Note, the First Warrants and the Second Warrants.

                  "Registration Rights Agreement" means the Registration Rights Agreement by and between the Company and Gryphon in the form attached as Exhibit C.

                  "Registration Statement" shall have the meaning provided in the Registration Rights Agreement.

                  "Regulation D" means Regulation D adopted by the SEC under the 1933 Act.

                  "Restricted Ownership Percentage" shall have the meaning provided in Section 6.3(b).

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "SEC Filings" means the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003, and all other reports filed by the Company pursuant to Section 13 or 15(d) of the 1934 Act since March 31, 2003.

                  "Securities" means the Note, the Underlying Shares, the New Warrants and the Warrant Shares.

                  "Security Agreement" means the Amended and Restated Security Agreement by and between the Company and Gryphon in the form attached as Exhibit D.

                  "Subsidiary" means any corporation or other entity of which 20% or more of the capital stock or other ownership interests having ordinary voting power to vote for the election of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Subsidiary Security Agreement" means the Security Agreement by and between KKLLC and Gryphon in the form attached as Exhibit E.

                  "Transaction Documents" means this Agreement, the Note, the New Warrants, the Registration Rights Agreement, the Security Agreement, and the Subsidiary Security Agreement.

                  "20% Cap" shall have the meaning provided in Section 6.1(a).

                  "2002 10-K" means the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003, as filed as the SEC.

                  "Underlying Shares" means the shares of Common Stock issued or issuable upon conversion of the Note.

                  "Variable Rate Transaction" means a transaction in which the Company issues or sells any Common Stock or Common Stock Equivalent (a) that is convertible into, exchangeable or exercisable for, or includes the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise, exchange or purchase price that is subject to being reset at some future date after the initial issuance of Common Stock or Common Stock Equivalent or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split, reverse stock split and stock dividend anti-dilution provisions), or (b) pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for sale or resale pursuant to the 1933 Act.

                  "Warrant Shares" means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the New Warrants.

                  2.       Exchange of Securities.

                  2.1 Exchange. Upon the terms and subject to the conditions of this Agreement, Gryphon hereby agrees to exchange, on the Closing Date, the Prior Securities and the Cash Consideration, and the Company hereby agrees to accept the Prior Securities and Cash Consideration, for the Note and the New Warrants.

                  2.2 Cash Consideration Payment. Payment by Gryphon of the Cash Consideration to the Company at the Closing on the Closing Date shall be made as follows:

                  (a) Gryphon shall pay to Warren W. Garden, P.C. an amount equal to $50,000 payable by the Company pursuant to Section 9.5, by wire transfer of immediately available funds to an account designated by such firm;

                  (b) Gryphon shall pay to CK Cooper & Company an amount equal to $130,000 payable by the Company to such firm as a finder, by wire transfer of immediately available funds to an account designated by such firm; and

                  (c) Gryphon shall pay to the Company the balance of the Cash Consideration, after determination and deduction therefrom of the amounts to be paid pursuant to Sections 2.2(a) and (b), by wire transfer of immediately available funds to an account designated by the Company.

                  (d) For all purposes, upon payment of the amounts provided for in this Section 2.2, Gryphon shall be deemed to have paid the Cash Consideration in full to the Company and to have disbursed on behalf of the Company the amounts provided in Sections 2.2(a) and (b). By agreeing to disburse funds on behalf of the Company as provided in this Section 2.2, in no event shall Gryphon have any liability to any Person, including, without limitation, the Persons identified in Sections 2.2(a) and (b), for payment or performance of any obligation or liability of the Company to such Person.

                  2.3 Closing. The exchange shall occur on the Closing Date at the Closing Location. At the Closing on the Closing Date, upon the terms and subject to the conditions of this Agreement,

                  (A) the Company shall issue to Gryphon the Note and the New Warrants upon payment by Gryphon to the Company of an amount equal to the Cash Consideration, as provided in Section 2.2, and surrender by Gryphon to the Company of the Prior Securities, and

                  (B) Gryphon shall surrender to the Company the Prior Securities and pay to the Company an amount equal to the Cash Consideration, as provided in Section 2.2, against issuance by the Company to Gryphon of the Note and the New Warrants, and

                  (C) immediately upon Closing (but only if the Closing occurs), each of the First Purchase Agreement, the Second Purchase Agreement, and all Transaction Documents executed in connection therewith or contemplated thereby shall be, and hereby are, terminated and of no further force or effect and that, by its execution and delivery of this Agreement, each of the Company and Gryphon shall be deemed to have released all of its rights and interests in, to and under each such agreement and document; provided, however, that the Security Agreement entered into and executed in connection with the Second Purchase Agreement shall not be so terminated, but shall be amended and restated into the form attached as Exhibit D, which Security Agreement shall be executed and delivered by each of Gryphon and the Company, one to the other, at or before Closing.

                  3. Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants and agrees with, Gryphon that:

                  3.1 Organization, Good Standing and Qualification. The Company and each Subsidiary is a corporation duly incorporated, validly existing and subsisting under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not be reasonably likely to result in a Material Adverse Effect. The Company has no Subsidiaries other than those listed in
Schedule 3.1 and has no investment in any other Person except such investments as would be classified as current assets on a balance sheet of the Company, prepared in accordance with Generally Accepted Accounting Principles.

                  3.2 Authorization. The Company has full corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company under the Transaction Documents, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                  3.3 Capitalization. Set forth on Schedule 3.3 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding on the date hereof; (c) the number of shares of capital stock issuable pursuant to the Company's stock option, stock purchase, stock award and similar plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to all Common Stock Equivalents outstanding or which the Company has agreed to issue (other than the Note and the New Warrants). All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 3.3 or in the SEC Filings, there are no outstanding Common Stock Equivalents or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, and except as contemplated by this

Agreement, the Company is not currently in negotiations for the issuance of any Common Stock Equivalents or capital stock of any kind. The Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the security holders of the Company relating to the securities of the Company held by them. Except as set forth on Schedule 3.3 and except for registration statements currently on file, the Company has not granted any Person the right (which is now outstanding or effective) to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

                  3.4 Valid Issuance. The Company does not have any obligation to issue shares of Common Stock for which it has not reserved an adequate number of shares of Common Stock. The Note and New Warrants are duly authorized and such Securities, as well as the Underlying Shares issuable upon conversion of the Note and Warrant Shares issuable upon exercise of the New Warrants, have been duly authorized, and when issued in accordance herewith and with the terms of the Note and the New Warrants, will be validly issued, fully paid, non-assessable and free and clear of all Encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

                  3.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer and issuance of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been or will be made pursuant to applicable state securities laws and the requirements of the OTCBB and other than the filing of a Form D by the Company with the SEC, each of which the Company undertakes to file within the applicable time periods.

                  3.6 Delivery of SEC Filings; Business; Non-Public Information. The Company has timely filed all material reports and other documents required to be filed with the SEC pursuant to the 1934 Act since December 31, 1999. At their respective times of filing with the SEC, the SEC Filings complied in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company and the Subsidiaries are engaged only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description of the business of the Company and the Subsidiaries. The Company has not provided to Gryphon (i) any information required to be filed under the 1934 Act that has not been so filed or (ii) any material non-public information concerning the Company and the Subsidiaries.

                  3.7 Use of Cash Consideration Proceeds. The Cash Consideration shall be used by the Company for general working capital purposes.

                  3.8 No Material Adverse Change. Since the filing of the 2002 10-K or as otherwise identified and described in the SEC Filings subsequently filed by the Company with the SEC pursuant to the 1934 Act there has not been:


                                    (i) any material change in the consolidated
                  assets, liabilities, financial condition or operating results of the Company and the Subsidiaries from that reflected in the financial statements included in the 2002 10-K, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

                                    (ii) any declaration or payment of any
                  dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company or any Subsidiary;

                                    (iii) any material damage, destruction or
                  loss, whether or not covered by insurance, to any assets or properties of the Company or any Subsidiary;

                                    (iv) any waiver by the Company or any
                  Subsidiary of a material right or of a material debt owed to it which waiver is adverse to the Company or any Subsidiary;

                                    (v) any satisfaction or discharge of any
                  Encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, prospects, financial condition, operating results or business of the Company and the Subsidiaries taken as a whole (as such business is presently conducted and the Company has publicly disclosed it is proposed to be conducted);

                                    (vi) any material change or amendment to a
                  material contract or arrangement by which the Company or any Subsidiary or any of their respective assets or properties is bound or subject;

                                    (vii) any material labor difficulties or
                  labor union organizing activities with respect to employees of or contractors to the Company or any Subsidiary;

                                    (viii) any transaction entered into by the
                  Company or any Subsidiary other than in the ordinary course of business; or

                                    (ix) any other event or condition of any
                  character that may have a Material Adverse Effect.

                  3.9 Registration Statements. During the preceding two (2) years, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, complied as to form in all material respects with the 1933 Act, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus or supplement filed pursuant to Rule 424 under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  3.10 Form S-3 Eligibility. The Company is not currently eligible to register the resale of its Common Stock in a secondary offering on a registration statement on Form S-3 under the 1933 Act, but shall hereafter endeavor in good faith to use its commercially reasonable efforts to become so eligible.

                  3.11 No Conflict, Breach, Violation or Default. (a) The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Articles of Incorporation (including any articles of amendment or articles designating series of shares) or the Company's Bylaws, both currently in effect (copies of which have been provided to Gryphon before the date hereof) and as in effect on the date of issuance of the Securities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective assets or properties, or
(iii) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject.

                  (b) Except where it would not have a Material Adverse Effect, the Company and each Subsidiary (i) is not in violation of any statute, rule or regulation applicable to the Company or any Subsidiary or its assets, (ii) is not in violation of any judgment, order or decree applicable to the Company or any Subsidiary or any of their respective assets, and (iii) is not in breach or violation of any agreement, note or instrument to which it or its assets are a party or are bound or subject. To the best of the Company's knowledge, neither the Company nor any Subsidiary has received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

                  3.12 Tax Matters. The Company and the Subsidiaries have timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by them, except where failure to make such payment would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any foreign, U.S. federal, state, representations or warranties in or local taxing authority, except such as are not material. All material taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any Subsidiary or any of their respective assets or property which if adversely decided, would have a Material Adverse Effect. There are no outstanding tax sharing agreements or other such arrangements between the Company or any Subsidiary and any other Person.

                  3.13 Title to Properties. Except as disclosed in the SEC Filings or as set forth on Schedule 3.13, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from Encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by the Company or such Subsidiary; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by the Company or such Subsidiary.

                  3.14 Certificates, Licenses, Authorizations and Permits. The Company and each Subsidiary possesses adequate certificates, licenses, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, license, authorization or permit that, if determined adversely to the Company or any Subsidiary, would individually or in the aggregate have a Material Adverse Effect.

                  3.15 No Labor Disputes. No material labor dispute with the employees of or contractors to the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

                  3.16 Intellectual Property. (1) The Company and each Subsidiary holds all Intellectual Property, free and clear of all Encumbrances and restrictions on use or transfer, whether or not recorded, and has sole title to and ownership of or has the full, exclusive (subject to the rights of its licensees or licensors) right to use in its field of business, for the life of the proprietary right all Intellectual Property; (2) the use of the Intellectual Property by the Company or any Subsidiary does not, to the knowledge of the Company after due inquiry, violate or infringe on the rights of any other Person; (3) neither the Company nor any Subsidiary has received any notice of any conflict between the asserted rights of others and the Company or any Subsidiary with respect to any Intellectual Property; (4) the Company and each Subsidiary has used its best efforts to perfect its rights in and to all Intellectual Property used by it in its business or in which it has an interest;
(5) the Company and each Subsidiary are in compliance with all material terms and conditions of its agreements relating to the Intellectual Property; (6) neither the Company nor any Subsidiary is or has been a defendant in any action, suit, investigation or proceeding relating to infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property; (7) neither the Company nor any Subsidiary has been notified of any alleged claim of infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property; (8) the Company has no knowledge of any claim of infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property; (9) to the knowledge (after due inquiry) of the Company, none of the products the Company and the Subsidiaries are researching, developing, propose to research and develop, make, have made, use, or sell, infringes or misappropriates any Intellectual Property right of any third party;
(10) none of the trademarks and service marks used by the Company or any Subsidiary, to the knowledge of the Company after due inquiry, infringes the trademark or service mark rights of any third party; (11) to the Company's knowledge none of the material processes and formulae, research and development results and other know-how relating to the Company's or the Subsidiaries' respective businesses, the value of which to the Company or any Subsidiary is contingent upon maintenance of the confidentiality thereof, has been disclosed to any Person other than Persons bound by written confidentiality agreements; and (12) the Company owns directly, or possesses adequate rights to use, all Intellectual Property used in or relating to the development, manufacture, use, distribution or marketing of the Company's products, and none of such Intellectual Property is owned, claimed or used by, or subject to any Encumbrance of or by, any Subsidiary.

                  3.17 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and neither the Company nor any Subsidiary is aware of any pending investigation that might lead to such a claim.

                  3.18 Litigation. Except as set forth in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company or any Subsidiary or any of their respective properties that, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  3.19 Financial Statements. The consolidated financial statements included in each SEC Filing present fairly and accurately in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates reported and the consolidated results of operations, changes in stockholders' equity and cash flows for the periods reported, all in conformity with Generally Accepted Accounting Principles applied on a consistent basis and in conformity with the rules and regulations of the SEC under the 1934 Act applicable to the Company. Except as set forth in the consolidated financial statements of the Company included in the SEC Filings filed prior to the date hereof, neither the Company nor any Subsidiary has any liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company and the Subsidiaries, taken as a whole.

                  3.20 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by it, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

                  3.21 Sarbanes-Oxley. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

                  3.22 Acknowledgement of Potential Dilution. The Company understands that the number of shares of Common Stock issuable pursuant to the Note and exercise of the New Warrants may increase substantially and that such increase may have a dilutive effect on the Company's equity capitalization.

                  3.23 Brokers and Finders. Gryphon shall have no liability or responsibility for the payment of any commission or finder's fee to any third party in connection with or resulting from this Agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company. Without limiting the generality of the foregoing, the Company shall, as a finder's fee, (a) pay to CK Cooper & Company a cash amount equal to $130,000 (payable in accordance with Section 2.2), and (b) issue to CK Cooper & Company a Warrant, in the form attached as Exhibit B-1, to purchase 70,000 shares of Common Stock.

                  3.24 No Directed Selling Efforts or General Solicitation. Notwithstanding anything contained on any schedule hereto, neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

                  3.25 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would (1) adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the offer and issuance of the Note and New Warrants to Gryphon under the 1933 Act; or (2) require the integration of the offering of the Securities with any other offering of securities for purposes of determining the need to obtain stockholder approval of the transactions contemplated hereby under the rules of the OTCBB.

                  3.26 Disclosures. For purposes of this Agreement and the transactions contemplated hereby, none of the representations or warranties made by the Company under any of the Transaction Documents and no written information furnished by the Company pursuant hereto, or in any other document, certificate or written statement furnished by the Company to Gryphon or any authorized representative of Gryphon, pursuant to the Transaction Documents or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

                  3.27 Absence of Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change of control in the Company.

                  4. Representations and Warranties of Gryphon. Gryphon hereby represents and warrants to the Company that:

                  4.1 Organization and Existence. Gryphon is a validly existing partnership and has all requisite partnership power and authority to invest in the Securities pursuant to this Agreement.

                  4.2 Acquired Entirely for Own Account. The Securities to be acquired by Gryphon pursuant to this Agreement will be acquired for Gryphon's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of applicable securities laws, and Gryphon has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable securities laws.

                  4.3 Investment Experience. Gryphon acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge of and experience with securities and financial or business matters that it is capable of evaluating the merits and risks of an investment in the Note and New Warrants.

                  4.4 Disclosure of Information. Gryphon has had an opportunity to review documents related to the Company and to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Securities; provided however, that neither such inquiries nor any other investigation conducted by Gryphon shall modify, amend, limit or otherwise affect Gryphon's right to rely on the Company's representations and warranties contained in the Transaction Documents or made pursuant to the Transaction Documents.

                  4.5 Restricted Securities. Gryphon understands that the Note and New Warrants are characterized as a "restricted security" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

                  4.6 Accredited Investor. Gryphon is an "accredited investor" as defined in Rule 501(a) of Regulation D.

                  4.7 No General Solicitation. Gryphon did not learn of the offering of the Note and New Warrants through any public advertising or general solicitation (as these terms are used in Regulation D).

                  4.8 Residency of Gryphon. Gryphon is a resident of the state or other jurisdiction indicated in the first paragraph of this Agreement.

                  4.9 Brokers and Finders. The Company shall have no liability or responsibility for the payment of any commission or finder's fee to any third party in connection with or resulting from this Agreement or the transactions contemplated by this Agreement by reason of any agreement of Gryphon.

                  4.10 Authorization. Gryphon has full partnership power and authority and has taken all requisite action on its part and on the part of its partners necessary for (i) the authorization, execution and delivery of the Transaction Documents and (ii) the authorization of the performance of all obligations of Gryphon under the Transaction Documents. The Transaction Documents constitute the legal, valid and binding obligations of Gryphon, enforceable against Gryphon in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                  4.11 Risk Factors. Without limiting any of Gryphon's other representations and warranties hereunder, Gryphon acknowledges that it has reviewed and is aware of the risk factors described in the SEC Filings.

                  4.12 Reliance. Gryphon has consulted its own financial, legal and tax advisors with respect to the economic, legal and tax consequences of an investment in the Note and New Warrants and has not relied on the SEC Filings or the Company, its officers, directors or professional advisors as to such consequences.

                  4.13 No Representations. No oral representations have been made by the Company to Gryphon in connection with the Transaction Documents; and no written representations have been made by the Company to Gryphon other than as stated in the Transaction Documents and the SEC Filings.

                  4.14 Survival. Gryphon acknowledges that the representations, warranties and agreements made by Gryphon herein shall survive the execution and delivery of this Agreement and the issuance of the Note and New Warrants.

                  5.       Registration Rights Agreement.

                  5.1 Registration Rights Agreement. The Company acknowledges and agrees that the Company's execution and delivery of, and full performance of its obligations under, the Registration Rights Agreement is a material inducement to Gryphon to execute and deliver this Agreement and exchange the Prior Securities and the Cash Consideration for the Note and New Warrants. The Company agrees to execute and deliver to Gryphon the Registration Rights Agreement at or before the Closing.

                  6.       Certain Covenants of the Company and Gryphon.

                  6.1      19.99% Cap; Rule 144.

                  (a) 19.99% Cap. Notwithstanding anything contained herein or in the other Transaction Documents, if Rule 4350(i)(1)(D) of the Nasdaq is applicable the Company shall not be entitled to issue upon conversion of the Note and exercise of the New Warrants an aggregate number of shares of Common Stock in excess of 19.99% of the Common Stock issued and outstanding on the date hereof, subject to appropriate and equitable adjustment for any stock split, stock dividend or reclassification of the Common Stock or similar event occurring after the date hereof (the "20% Cap"), unless the Company receives stockholder approval for such issuance. If Rule 4350(i)(1)(D) of the Nasdaq is applicable to the shares of Common Stock issuable upon conversion of the Note and exercise of the New Warrants and the limitations thereof restrict the Company from issuing additional shares of Common Stock upon conversion of the Note and exercise of the New Warrants, then the Company shall use its commercially reasonable best efforts to obtain, as promptly as practicable, but in no event later than 45 days thereafter, the stockholder approval that is necessary under the rules of the Nasdaq so that the 20% Cap would no longer be applicable to issuance of shares of Common Stock upon conversion of the Note and exercise of the New Warrants.

                  (b) Rule 144. The Company acknowledges that, for purposes of determining the holding period under Rule 144 for Underlying Shares issued upon conversion of, or in lieu of cash payment of principal of or interest on, the Note, the holding period of such Underlying Shares shall be tacked to the holding period of the Note and for purposes of determining the holding period under Rule 144 for Warrant Shares issued in a "net" or "cashless" exercise of the New Warrants, the holding period of such Warrant Shares may be tacked to the holding period of the New Warrants. The Company agrees not to take a position contrary thereto unless the SEC or its staff by rule or interpretation changes its rules and interpretations thereof in effect on the date of this Agreement or such rules or interpretations are held invalid or incorrect by a court of competent jurisdiction.

                  6.2      Limitation on Certain Transactions.

                  (a) Beginning as of the date of this Agreement and until the effective date of the Registration Statement as contemplated by the Registration Rights Agreement, without the prior written consent of Gryphon, the Company shall not issue or sell or agree to issue or sell any securities in a capital raising transaction prior to such date, unless such securities will not be, and are not, registered for sale or resale under the 1933 Act until on or after the effective date of the Registration Statement, provided that the limitation of this Section 6.2(a) shall not apply to securities issued pursuant to the Company's duly adopted employee or director bona fide share and option plans.

                  (b) So long as the Note remains outstanding, without the prior written consent of the registered holder of the Note, the Company shall not issue or sell, or agree to issue or sell, any securities in a Variable Rate Transaction.

                  (c) So long as the Note remains outstanding, without the prior written consent of the registered holder of the Note, neither the Company nor any Subsidiary shall incur any indebtedness for borrowed money (including debt-like lease arrangements), guarantee the indebtedness of other Persons, issue any debt securities or enter into or modify any contract, agreement, commitment or arrangement with respect thereto (other than trade indebtedness incurred in the ordinary course of business).

                  6.3    Right of Gryphon to Participate in Future Transactions.

                  (a) Right to Participate. So long as the Note remains outstanding, Gryphon will have a right to participate in any sales of any of the Company's securities in a capital raising transaction on the terms and conditions set forth in this Section 6.3. During such period, the Company shall give ten (10) Business Days advance written notice to Gryphon prior to any non-public offer or sale of any of the Company's capital stock or any Common Stock Equivalents in a capital raising transaction by providing to Gryphon a comprehensive term sheet containing all significant business terms of such a proposed transaction. Gryphon shall have the right to participate in such proposed transaction and to purchase 25 percent of such securities which are the subject of such proposed transaction for the same consideration and on the same terms and conditions as contemplated for such third-party sale (or such lesser portion thereof as specified by Gryphon). If Gryphon elects to exercise its rights hereunder it must deliver written notice to the Company within five (5) Business Days following receipt of the notice and comprehensive term sheet from the Company, which notice from Gryphon shall be contingent upon receipt of satisfactory definitive documents for such transaction from the Company. If, subsequent to the Company giving notice to Gryphon hereunder but prior to Gryphon exercising its right to participate (or the expiration of the five-day period without response from Gryphon or the rejection of such offer for such financing by Gryphon), the terms and conditions of the proposed third-party sale are changed from that disclosed in the comprehensive term sheet provided to Gryphon, the Company shall be required to provide a new notice and comprehensive term sheet reflecting such revised terms to Gryphon hereunder and Gryphon shall have the right, which must be exercised within five (5) Business Days of such new notice and such revised comprehensive term sheet, to exercise its rights to purchase the securities on such changed terms and conditions as provided hereunder. In the event Gryphon does not exercise its rights hereunder with respect to a proposed transaction within the period or periods provided, or affirmatively declines to engage in such proposed transaction with the Company, then the Company may proceed with such proposed transaction on the same terms and conditions as noticed to Gryphon (assuming Gryphon has consented to the transaction, if required, pursuant to Section 6.2 of this Agreement) with Gryphon if it has elected to participate in such proposed transaction, provided that if such proposed transaction is not consummated within 60 days following the Company's notice hereunder, then the right of first refusal hereunder shall again apply to Gryphon for such proposed transaction. The rights and obligations under this
Section 6.3 shall in no way diminish the other rights of Gryphon pursuant to this Section 6.

                  (b) Limitation on Right of First Refusal. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired directly or through acquisition of Common Stock Equivalents by Gryphon pursuant to any capital raising transaction as described in subsection (a) above shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by Gryphon (other than by virtue of the ownership of securities or rights to acquire securities (including the Note and New Warrants) that have limitations on Gryphon's right to convert, exercise or purchase similar to the limitation set forth herein (the "Excluded Shares")), together with all shares of Common Stock deemed beneficially owned (not counting such affiliate's Excluded Shares) by Gryphon (as defined in Rule 144 of the 1933 Act) (the "Aggregation Parties") that would be aggregated for purposes of determining whether such securities are beneficially owned by Gryphon or for purposes of determining whether a group exists, in each such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, would result in beneficial ownership by Gryphon or such group of more than 9.99% of the shares of the Company's Common Stock (the "Restricted Ownership Percentage"), computed in accordance with Regulation 13D-G. Gryphon shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder from 10%. If Gryphon is unable by reason of the Restricted Ownership Percentage to acquire the full amount of securities which Gryphon would otherwise be entitled to acquire pursuant to this Section 6.3 and thereafter, at any time prior to the repayment or conversion in full of the Note Gryphon could acquire such securities without exceeding its Restricted Ownership Percentage, then Gryphon shall be entitled to acquire such securities at such time.

                  6.4 Reports and Information. For so long as Gryphon beneficially owns any of the Securities, the Company will furnish to Gryphon the following reports and information, each of which shall be provided to Gryphon by e-mail (at such address as specified in writing by Gryphon for such purpose) or reputable overnight courier:

                  (a) Quarterly Financial Information. In the absence of a Quarterly Report on Form 10-Q timely filed with the SEC for any of the Company's first three fiscal quarters in any fiscal year, within 45 days after the end of any such fiscal quarter consolidated balance sheets of the Company as at the end of each of the Company's first three fiscal quarters and the related consolidated statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such quarter, all in reasonable detail and certified by the principal financial officer of the Company to have been prepared in accordance with Generally Accepted Accounting Principles, subject to year-end and audit adjustments.

                  (b) Annual Financial Information. In the absence of a Form 10-K timely filed with the SEC within 105 days after the end of any fiscal year, then within such period consolidated balance sheets of the Company as at the end of each fiscal year and the related consolidated statements of earnings, stockholders' equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to Gryphon.

                  (c) Stockholder and Analyst Reports and Information. Copies of all notices, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or to financial analysts, promptly after providing same to the stockholders or financial analysts.

                  (d) Other Information. Such other information relating to the Company and the Subsidiaries as from time to time may reasonably be requested by Gryphon, provided the Company or its Subsidiary has such information available to it in the ordinary course of its business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to Gryphon would not be harmful to the Company or its Subsidiary.

Notwithstanding anything to the contrary contained in this Section 6.4, the Company shall not disclose material nonpublic information to Gryphon, or to advisors to or representatives of Gryphon, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides Gryphon, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review. The Company may, as a condition to disclosing any material nonpublic information hereunder, require Gryphon's advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of material nonpublic information) in form reasonably satisfactory to the Company and Gryphon.

                  (e) Rule 144. The Company agrees to make publicly available on a timely basis the information required by Rule 144(c) under the 1933 Act.

                  6.5 Press Releases. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to Gryphon for comment at least two (2) Business Days prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of any Approved Market (if applicable). The Company shall, on the Closing Date, issue a press release concerning the transactions contemplated hereby. The Company's other press releases and other public information, to the extent concerning the Transaction Documents, shall contain such information as reasonably requested by Gryphon and be reasonably approved by Gryphon in writing prior to issuance.

                  6.6 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to Gryphon under the Transaction Documents.

                  6.7 Insurance. For so long as Gryphon beneficially owns any of the Securities, the Company shall, and shall cause each Subsidiary to, have in full force and effect (a) insurance reasonably believed to be adequate on all assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company and the Subsidiaries to insure.

                  6.8 Compliance with Laws. So long as Gryphon beneficially owns any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

                  6.9 Listing of Underlying Shares and Warrant Shares and Related Matters. The Company agrees that if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it will include in such application the Underlying Shares and Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. For so long as the Note or New Warrants remains outstanding, the Company will take all action necessary to continue the listing and trading of its Common Stock on at least one of the OTCBB, the Nasdaq Small Cap, the Nasdaq, the NYSE or the AMEX (collectively, "Approved Markets"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange or market, as applicable, to ensure the continued eligibility for trading of the Common Stock thereon. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, shall directly or indirectly make any offers or sales of any security or solicit any offers to buy any security which may cause the integration of the offering hereunder with any other offering of securities for purposes of determining the need to obtain stockholder approval of the transactions contemplated hereby under any applicable rules of any Approved Market. Unless in its reasonable judgment such would constitute material non-public information, the Company shall notify Gryphon in advance if it intends to make any private placement of securities within the six-month period after the Closing Date, and unless the Company shall have received stockholder approval of the transactions contemplated hereby under the rules of any Approved Market (if applicable), at Gryphon's reasonable request, the Company shall request a ruling from such Approved Market in advance that such private placement will not be integrated with the transactions contemplated hereunder pursuant to the rules of such Approved Market.

                  6.10 Corporate Existence. So long as the Note or either New Warrant remains outstanding, the Company shall maintain its corporate existence, except in the event of a merger, consolidation, amalgamation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (a) assumes (jointly and severally with the Company if the Company continues to exist) the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the conversion in full of the Note and exercise in full of all New Warrants outstanding as of the date of such transaction; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith; and (c)(i) is a publicly traded corporation whose common stock and the shares of capital stock issuable upon conversion of the Note and exercise of the New Warrants are (or would be upon issuance thereof) listed for trading on an Approved Market or (ii) if not such a publicly traded corporation, then the Person who will be the successor or surviving entity in such transaction, at the time it shall enter into a definitive agreement to complete such transaction, shall have agreed in writing with Gryphon that it will, at the election of Gryphon, purchase Gryphon's Securities at a price equal to the greater of (a) $6,600,000, or (b) the fair market value of such Securities on an as-converted and as-exercised basis based on the closing price immediately preceding such transaction or the redemption date, whichever is greater.

                  6.11 Form 8-K. On or before 8:30 a.m., New York City time, on the Business Day immediately following the Closing Date, the Company will publicly report the issuance of the Note and New Warrants by filing with the SEC a Current Report on Form 8-K under the 1934 Act which report shall describe the material terms and include copies of the Transaction Documents as exhibits to such report.

                  6.12 Legends. Until registration for resale pursuant to the Registration Rights Agreement or until sales under Rule 144 under the 1933 Act are permitted, certificates evidencing the Underlying Shares and Warrant Shares may bear one or both of the following legends or legends substantially similar thereto:

                                    (a) "The shares represented by this
                  certificate may not be transferred without (i) the opinion of counsel reasonably satisfactory to the corporation that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws; or (ii) such registration or qualification."

                                    (b) If required by the authorities of any
                  state in connection with the issuance of sale of the Securities, the legend required by such state.

Upon registration for resale pursuant to the Registration Rights Agreement or upon Rule 144(k) under the 1933 Act becoming available, the Company shall promptly (but in no event later than five (5) Business Days after surrender of the legended certificates to the Company) cause certificates evidencing the Underlying Shares and Warrant Shares previously issued to be replaced with certificates which do not bear the restrictive legends set forth in the preceding clause (a) of this Section, and all Underlying Shares and Warrant Shares subsequently issued shall not bear the restrictive legend set forth in the preceding clause (a) of this Section. If Gryphon notifies the Company that Gryphon has not received such certificates without the restrictive legend set forth in the preceding clause (a) of this Section within three (3) Business Days after surrender of such legended certificates (each, a "Gryphon Share Notice"), and Gryphon does not receive such certificates without the restrictive legend set forth in the preceding clause (a) of this Section within two (2) Business Days after giving a particular Gryphon Share Notice, then the Company shall pay cash liquidated damages to Gryphon at the rate of 2% per month of the original principal amount of the Note in respect of which such Underlying Shares and Warrant Shares are issuable or issued and for which the certificates have not been provided in compliance with the above, for so long as the Company fails to provide such certificates. A Gryphon Share Notice may be given by telephone or e-mail to the Company's Chief Financial Officer or General Counsel. Gryphon agrees that any sale by Gryphon of Underlying Shares and Warrant Shares pursuant to the Registration Statement shall be made by Gryphon in compliance with the prospectus delivery requirements of the 1933 Act and in accordance with the plan of distribution set forth in the Registration Statement and related prospectus, as amended and supplemented from time to time.

                  7. Conditions to the Company's Obligations to Exchange. The Company's obligation to issue the Note and New Warrants to Gryphon pursuant to this Agreement is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

                  (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

                  (b) The representations and warranties of Gryphon contained in this Agreement shall have been true and correct on the date of this Agreement and the representations and warranties of Gryphon contained in the Transaction Documents shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date Gryphon shall have performed all covenants and agreements of Gryphon contained herein or in any of the other Transaction Documents required to be performed by Gryphon on or before the Closing Date; and

                  (c) Gryphon shall have surrendered to the Company the Prior Securities and shall have delivered to the Company the Cash Consideration pursuant to and in accordance with Section 2.2

                  8. Conditions to Gryphon's Obligations to Exchange. Gryphon's obligations to exchange the Prior Securities and the Cash Consideration for the Note and New Warrants are conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by Gryphon in its sole discretion):

                  (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

                  (b) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and the representations and warranties of the Company contained in the Transaction Documents shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date;

                  (c) No event which, if the Note were outstanding, would constitute an Event of Default or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing;

                  (d) No Change in Control Transaction shall have occurred;

                  (e) The Company shall have delivered to Gryphon a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer, to the effects set forth in subparagraphs (a), (b) and (c) of this Section 8;

                  (f) The Company shall have delivered to Gryphon a certificate, dated the Closing Date, of the Secretary of the Company certifying (A) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, (B) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and (C) such other matters as reasonably requested by Gryphon;

                  (g) The Company shall have delivered to Gryphon an executed
Note in the form attached as Exhibit A, an executed Primary Warrant in the form attached as Exhibit B-1, an executed Green Shoe Warrant in the form attached as Exhibit B-2, an executed Registration Rights Agreement in the form attached as Exhibit C, an executed Security Agreement in the form attached as Exhibit D, and an executed Subsidiary Security Agreement in the form attached as Exhibit E;

                  (h) The Company and KKLLC shall have consummated both (i) the acquisition of the Kirkland Ranch Winery located in Napa, California, and (ii) the refinancing of the Kirkland Ranch Winery with Travelers Insurance Company in an amount not in excess of $20 million;

                  (i) Gryphon shall have obtained (i) a first lien security interest in the current assets of KKLLC to secure payment by the Company of the Note, pursuant to the Subsidiary Security Agreement in the form attached hereto as Exhibit E, and (ii) if necessary to perfect such security interest, a direct guaranty of the Note by KKLLC; and

                  (j) On the Closing Date, (i) trading in securities on the OTCBB shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of Texas shall not have been declared by either federal or state authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the good faith judgment of Gryphon, makes it impracticable or inadvisable to effect the exchange contemplated hereby.

                  9. Miscellaneous.

                  9.1 Successors and Assigns. This Agreement may not be assigned by the Company. This Agreement may not be assigned by Gryphon prior to the Closing without the prior written consent of the Company, which consent may not be unreasonably withheld, conditioned or delayed, except that after the Closing, without the prior written consent of the Company, but after notice given to the Company, Gryphon may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to any transferee of Securities from Gryphon. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  9.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) telephone line facsimile transmission, upon receipt of confirmation of complete transmittal, or (iii) a recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other party:

                           If to the Company:

                           Knightsbridge Fine Wines, Inc.
                           65 Shrewsbury Road
                           Livingston, New Jersey  07039
                           Attention: Chief Executive Officer
                           Telephone: (973) 597-1971
                           Fax:       (973) 597-1972

                           with copies to:

                           Law Offices of Louis E. Taubman, P.C.
                           225 Broadway, Suite 1200
                           New York, New York  10007
                           Attention: Louis E. Taubman, Esq.
                           Telephone: (212) 732-7184
                           Fax:       (212) 202-6380

                           If to Gryphon, to the address set forth on the signature pages hereto.

                  9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay or reimburse Gryphon, at or before the Closing, the flat sum of $50,000 for its legal and due diligence expenses incurred in connection with the transactions contemplated by this Agreement. The Company shall pay all fees and expenses of any placement agents in connection with the transactions contemplated by this Agreement pursuant to a separate agreement between such parties.

                  9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Gryphon; provided, however, that any such amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities acquired under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

                  9.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  9.8 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, the other Transaction Documents and other documents contemplated hereby and thereby constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                  9.9 Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof, except as expressly provided to be made or deemed made as of another date. The representations and warranties shall survive the execution and delivery of, and the Closing under, this Agreement.

                  9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                  9.11 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to principles of conflicts of laws.

                  9.12     Remedies.

                  (a) Gryphon shall be entitled to specific performance of the Company's obligations under the Transaction Documents.

                  (b) The Company on the one hand and Gryphon on the other shall indemnify the other and hold it harmless from any loss, cost, expense or fees (including reasonable attorneys' fees and expenses) arising out of any breach of any of its representations, warranties, covenants or agreements in any of the Transaction Documents, or arising out of the enforcement of this Section 9.12.

                  9.13 Jurisdiction. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the United States District Court for the Northern District of Texas located in Dallas County, Dallas, Texas. The parties consent and submit to the jurisdiction and venue of the foregoing court and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of Texas or the Northern District of Texas (but with respect to any party hereto, such consent shall not be deemed a general consent to jurisdiction and service for any third parties) by registered mail, return receipt requested, directed to the party being served at its address provided in or pursuant to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court. The Company hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  THE COMPANY:


                                  KNIGHTSBRIDGE FINE WINES, INC.



                                  By:
                                      ------------------------------------------
                                      Name:  Joel Shapiro
                                      Title: President & CEO

                            GRYPHON:

                            GRYPHON MASTER FUND, L.P.

                            By:  Gryphon Partners, L.P.,
                                     its General Partner

                                   By:  Gryphon Management Partners, L.P.,
                                              its General Partner

                                     By:  Gryphon Advisors, L.L.C.,
                                              its General Partner


                                      By:
                                         ---------------------------------------
                                              E.B. Lyon, IV, Authorized Agent


Cash Consideration:                                  $2,000,000
Number of Primary Warrant Shares:                    3,055,556
Number of Green Shoe Warrant Shares:                 5,000,000
Initial Conversion Price of Note:                    $1.80
Initial Exercise Price of Primary Warrant:           $0.70
Exercise Price of Green Shoe Warrant:                $0.01

                                             Address for Notices:

                                             Gryphon Master Fund, L.P.
                                             100 Crescent Court, Suite 490
                                             Dallas, Texas  75201
                                             Attn:  Ryan R. Wolters
                                             Telephone:  (214) 871-6783
                                             Fax:  (214) 871-6711
                                             E-mail:  wolly@gryphonlp.com

                                             with copies to:

                                             Warren W. Garden, P.C.
                                             100 Crescent Court
                                             Suite 400
                                             Dallas, Texas  75201
                                             Attn:  Warren W. Garden, Esq.
                                             Telephone:  (214) 871-6710
                                             Fax:  (214) 871-6711